BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20150113584-70
Barbara K. Cegavske (signature)	Filing Date and Time 03/12/2015 12:10 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number C16542-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Portlogic Systems Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

225,000,000 common shares, par value $0.001; 1,000,000 preferred shares, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

225,000,000 common shares, par value $0.001; 1,000,000 preferred shares, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common stock reverse split 1:750. One share of common stock will be issued after the exchange for 750 shares of common stock, plus an indeterminate number of shares to be exchanged for fractional shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: 03/16/2015 Time: 8:00 am EDT

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X (signature)

Signature of Officer

Principal Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.